SECURITIES AND
                               EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12 (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           AEW Real Estate Income Fund
 -------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           Massachusetts                                 03-0484296
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

c/o CDC IXIS Asset Management Services, Inc.
    399 Boylston Street
    Boston, Massachusetts                         02116
--------------------------------------------   ----------
(Address of Principal Executive Offices)       (Zip Code)

If this form relates to the registration       If this form relates to the
of a class of securities pursuant to           registration of a class of
Section 12(b) of the Exchange Act and is       securities pursuant to Section
effective pursuant to General Instruction      12(g) of the Exchange Act and is
A.(c), please check the following box: |X|     effective pursuant to General
                                               Instruction A.(d), please check
                                               the following box:  |_|

Securities Act registration statement file number pursuant to which this form relates: 333-100018
        -------------
       (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:     Name of Each Exchange on Which Each
                                             Class is to be Registered:
Common Shares of Beneficial Interest With
Par Value $0.00001                           American Stock Exchange
-----------------------------------------    -----------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:   None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is hereby made to the section entitled "Description of Shares" in the Registration Statement on Form N-2 of AEW Real Estate Income Fund, as filed with the Securities and Exchange Commission (the "Commission") on September 23, 2002 (Securities Act File No. 333-100018 and Investment Company Act File No. 811-21206) (the "Original Registration Statement").

ITEM 2.   EXHIBITS.

         Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

         A copy of the Agreement and Declaration of Trust of AEW Real Estate Income Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but binding only upon the assets and property of the Trust.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            AEW REAL ESTATE INCOME FUND



                                            By:    /S/ JOHN T. HAILER
                                                  ---------------------
                                                  Name:  John T. Hailer
                                                  Title: President



Date: October 2, 2002